Exhibit 10.3

Form of

The ONE Group Hospitality, Inc.

Certificate of Designations of

Series A Preferred Stock

Table of Contents

Page

Section 1.Definitions1

Section 2.Rules of Construction10

Section 3.The Preferred Stock11

(a)Designation; Par Value11

(b)Number of Authorized Shares11

(c)Form, Dating and Denominations11

(d)Execution, Countersignature and Delivery12

(e)Method of Payment; Delay When Payment Date is Not a Business Day12

(f)Transfer Agent, Registrar and Paying Agent13

(g)Legends14

(h)Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions14

(i)Exchange and Cancellation of Preferred Stock to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption16

(j)Status of Retired or Treasury Shares17

(k)Replacement Certificates17

(l)Registered Holders18

(m)Cancellation18

(n)Shares Held by the Company or its Subsidiaries18

(o)Outstanding Shares18

(p)Repurchases by the Company and its Subsidiaries19

(q)Notations and Exchanges19

Section 4.Ranking19

Section 5.Dividends20

(a)Regular Dividends20

(b)Calculation of Regular Dividends21

(c)[Reserved].21

(d)Treatment of Dividends Upon Redemption or Repurchase Upon Change of Control.21

Section 6.Rights Upon Liquidation, Dissolution or Winding Up22

(a)Generally22

(b)Certain Business Combination Transactions Deemed Not to Be a Liquidation22

Section 7.Redemption By The Company22

(a)Mandatory Redemption Upon the Exercise of Majority Holders’ Option22

(b)Optional Redemption23

(c)Redemption Notice24

Section 8.Repurchase Upon Change of Control; Funds Legally Available For Payment25

(a)Repurchase Upon Change of Control25

(b)Funds Legally Available for Payment of Change of Control Repurchase Price or Redemption Price; Covenant Not to Take Certain Actions25

(c)Change of Control Repurchase Date26

(d)Change of Control Repurchase Price26

(e)Initial Change of Control Notice27

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(f)Final Change of Control Notice27

(g)Third Party May Make Repurchase Upon Change of Control In Lieu of Company27

(h)Payment of the Change of Control Repurchase Price27

(i)Change of Control Agreements28

Section 9.Voting Rights28

(a)Voting and Consent Rights with Respect to Specified Matters28

(b)Certain Actions.32

(c)Procedures for Voting and Consents32

Section 10.[Reserved]32

Section 11.Investment Agreement32

Section 12.Taxes33

Section 13.Term33

Section 14.Calculations33

(a)Responsibility; Schedule of Calculations33

Section 15.Notices33

Section 16.Facts Ascertainable33

Section 17.Waiver34

Section 18.Severability34

Section 19.No Other Rights34

Exhibits

Exhibit A: Form of Preferred Stock CertificateA-1

Exhibit B: Form of Restricted Stock LegendB-1

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Certificate of Designations of

Series A Preferred Stock

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), on March 26, 2024, the Board of Directors of The ONE Group Hospitality, Inc., a corporation duly organized and validly existing under the DGCL (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of Preferred Stock of the Company, 160,000 authorized shares of a series of Preferred Stock of the Company titled the “Series A Preferred Stock” in accordance with the provisions of Section 103 thereof:

RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of Preferred Stock of the Company titled the “Series A Preferred Stock,” and having a par value of $0.0001 per share and an initial number of authorized shares equal to one hundred sixty thousand (160,000), is hereby designated and created out of the authorized and unissued shares of Preferred Stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.Definitions.

“Accumulated Liquidation Preference” means the Initial Liquidation Preference per share of Preferred Stock plus any and all Compounded Dividends.

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Investor Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, and (ii) in no event shall any of the Investor Parties or any their respective Subsidiaries be considered an Affiliate of any portfolio company or investment fund affiliated with or managed by affiliates of Hill Path or HPS, nor shall any other portfolio company or investment fund affiliated with or managed by affiliates of Hill Path or HPS be considered to be an Affiliate of an Investor Party or any of their respective Affiliates.

“Applicable Additional Amount” has the meaning set forth in Section 7(b)(ii)(1).

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Bylaws of the Company, adopted as of October 24, 2011, as the same may be further amended or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same has been and may be further amended or restated.

“Change of Control” means any of the following events, whether in a single transaction or a series of related transactions:

(a)a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of voting stock of the Company entitled to exercise more than 50% of the total voting power of all outstanding voting stock of the Company (including any right to acquire voting stock that is not then outstanding of which such person or group is deemed the beneficial owner);

(b)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and the Company’s Wholly Owned Subsidiaries taken as a whole to a Person, other than a Company’s Wholly Owned Subsidiary;

(c)the adoption of a plan relating to the liquidation or dissolution of the Company or any Material Subsidiary unless such Material Subsidiary’s assets are distributed only to the Company or a Wholly Owned Subsidiary of the Company in such liquidation or dissolution; or

(d)the Company or any Material Subsidiary becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action for the purpose of effecting, in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.

For the purposes of this definition, whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

“Change of Control Repurchase Calculation Date” has the meaning set forth in Section 8(d)(ii).

“Change of Control Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Date Liquidation Preference” has the meaning set forth in Section 8(d)(i).

“Change of Control Repurchase Price” means the cash price payable by the Company to repurchase any share of Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning set forth in the preliminary paragraph hereto.

“Compounded Dividends” has the meaning set forth in Section 5(a).

“Consolidated Non-Wholly Owned Subsidiary” means a Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company but is consolidated with the Company and its Wholly Owned Subsidiaries for GAAP purposes.

“Default Dividend” any Dividend payable at the Default Dividend Rate.

“Default Dividend Rate” means, with respect to the Preferred Stock, as of any time of determination, the then-applicable Regular Dividend Rate plus 200 basis points (i.e. adding two percentage points to the then-applicable Regular Dividend Rate).

“DGCL” has the meaning set forth in the preliminary paragraph hereto.

“Dividend” means any Regular Dividend and any Default Dividend.

“Dividend Rights” means the Holders’ rights under Section 5.

“Dividend Junior Securities” means any securities issued by the Company, the terms of which would result in such securities ranking junior to the Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Securities includes the Common Stock. For the avoidance of doubt, Dividend Junior Securities will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Securities” means any securities issued by the Company (other than the Preferred Stock), the terms of which would result in such securities ranking equally with the Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Securities will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend.

“Dividend Senior Securities” means any securities issued by the Company, the terms of which would result in such securities ranking senior to the Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Securities will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Preferred Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“First Call Date” means the date that is the third anniversary of the Initial Issue Date.

“Final Change of Control Notice” has the meaning set forth in Section 8(f).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder.

“Hill Path” means Hill Path Capital LP.

“Hill Path Investor” means HPC III Kaizen LP., a Delaware limited partnership together with its successors and any Affiliate that becomes a party to the Investment Agreement pursuant to the terms thereto.

“Hill Path Investor Parties” means the Hill Path Investor and each Affiliate of the Hill Path Investor to whom shares of Preferred Stock are transferred in accordance with the Investment Agreement.

“Holder” means a person in whose name any Preferred Stock is registered on the Registrar’s books.

“HPS” means HPS Investment Partners, LLC, a Delaware limited liability company.

“HPS Investor” means HPS together with its successors and any Affiliate that becomes a party to the Investment Agreement pursuant to the terms thereto.

“HPS Investor Parties” means the HPS Investor and each Affiliate of the HPS Investor to whom shares of Preferred Stock are transferred in accordance with the Investment Agreement.

“Initial Change of Control Notice” has the meaning set forth in Section 8(e).

“Initial Issue Date” means the Closing Date (as defined in the Investment Agreement).

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Preferred Stock.

“Investment Agreement” means that certain Investment Agreement by and among the Company and the Investors, dated as of March 26, 2024, as it may be amended, supplemented or otherwise modified from time to time, providing for the purchase and sale of the Preferred Stock and the Warrants and certain other terms relating to the rights of the Holders and the Company.

“Investors” has the meaning set forth in the Investment Agreement.

“Investor Parties” means each of the Hill Path Investor Parties and the HPS Investor

Parties.

“Investor Transfer Event” means the transfer of all shares of Preferred Stock held by the Hill Path Investor Parties to Persons that are not Affiliates of the Hill Path Investor Parties.

“Liquidation Event” has the meaning set forth in Section 6(a).

“Liquidation Junior Securities” means any securities issued by the Company, the terms of which would result in such securities ranking junior to the Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Securities includes the Common Stock. For the avoidance of doubt, Liquidation Junior Securities will not include any securities of the Company’s Subsidiaries.

“Liquidation Rights” means the Holders’ rights under Section 4 and Section 6.

“Liquidation Parity Securities” means any securities issued by the Company (other than the Preferred Stock), the terms of which would result in such securities ranking equally with the Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Securities will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Preferred Stock, an amount equal to the Accumulated Liquidation Preference plus accrued and unpaid Dividends that have not yet been compounded and added to the Accumulated Liquidation Preference.

“Liquidation Senior Securities” means any securities issued by the Company, the terms of which would result in such securities ranking senior to the Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Securities will not include any securities of the Company’s Subsidiaries but will include any preferred securities of the Company that have or could have a maturity date or mandatory redemption date (whether upon acceleration or otherwise) that is earlier than the Mandatory Redemption Date.

“Majority Holders” has the meaning set forth in Section 7(a).

“Make-Whole Premium” has the meaning set forth in Section 7(b)(ii)(2).

“Mandatory Redemption” has the meaning set forth in Section 7(a).

“Mandatory Redemption Date” has the meaning set forth in Section 7(a)(i).

“Mandatory Redemption Failure Event” means the failure by Company to pay the Mandatory Redemption Price when due in accordance with Section 7 in respect of any of the outstanding shares of Preferred Stock.

“Mandatory Redemption Price” means the consideration payable by the Company to redeem any Preferred Stock upon its Mandatory Redemption, calculated pursuant to Section 7(a)(ii).

“Material Indebtedness” means indebtedness for borrowed money of the Company or any Subsidiary in excess of $25,000,000.

“Material Subsidiary” means any Subsidiary of the Company constituting greater than 5.0% of the Consolidated EBITDA (as defined in the Senior Credit Agreement) or 5.0% of gross revenues of the Company and its consolidated Subsidiaries, or any group of Subsidiaries of the Company taken together as a group, constituting greater than 10.0% of the Consolidated EBITDA or 10.0% of gross revenues of the Company and its consolidated Subsidiaries.

“Net Leverage Ratio” means Consolidated Total Net Leverage Ratio as defined in the Senior Credit Agreement.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Optional Redemption” has the meaning set forth in Section 7(b).

“Optional Redemption Date” means the date fixed, pursuant to Section 7(b)(i), for the settlement of the redemption of the Preferred Stock by the Holder pursuant to an Optional Redemption.

“Optional Redemption Date Liquidation Preference” has the meaning set forth in Section 7(b)(ii)(2).

“Optional Redemption Price” means the consideration payable by the Company to redeem any Preferred Stock upon its Optional Redemption, calculated pursuant to Section 7(b)(ii).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) evidencing any share(s) of Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock” has the meaning set forth in Section 3(a).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Preferred Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Preferred Stock that are entitled to such dividend, distribution or issuance.

“Redemption Notice” has the meaning set forth in Section 7(c).

“Redemption Notice Date” means the date on which the Company sends the Redemption Notice for a Mandatory Redemption or Optional Redemption pursuant to Section 7(c).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Regular Dividend Payment Date” means, with respect to any share of Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on the first such date occurring after the Initial Issue Date (or beginning on such other date specified in the Certificate evidencing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means, with respect to each period set forth below, the interest rate set forth opposite such period:

Initial Issue Date until [●], 2025[1]	13.0% per annum
[●], 2025[2] until [●], 2027[3]	14.5% per annum
From and after [●], 2027[4]	15.5% per annum (which shall increase by one additional percentage point on each anniversary of the Initial Issue Date from and after the fourth anniversary of the Initial Issue Date)

provided, however, that to the extent and during the period with respect to which such rate has been adjusted as provided in Section 8(b), means such adjusted interest rate.

“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Repurchase Upon Change of Control” means the repurchase of any Preferred Stock by the Company pursuant to Section 8.

1 First anniversary of Initial Issue Date

2 First day after first anniversary of Initial Issue Date

3 End of third year after Initial Issue Date

4 Next day after end of third year after Initial Issue Date

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Preferred Stock.

“Senior Credit Agreement” means the Credit Agreement (as in effect on the Initial Issue Date) contemplated by the Commitment Letter, dated as of March 26, 2024, among The One Group, LLC, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, HPS Investment Partners, LLC and HG Vora Capital Management, LLC, without giving effect to any amendment, waiver or consent thereto after the execution and delivery of the Investment Agreement that is materially adverse to the Holders.

“Share Agent” means the Transfer Agent or any Registrar or Paying Agent.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Transfer Agent” means Continental Stock Transfer & Trust Company or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)such Security is sold or otherwise transferred to a Person (other than the

Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)(i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Treasury Rate” means, with respect to any redemption or repurchase date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption or repurchase date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption or repurchase date to the First Call Date or the Change of Control Repurchase Calculation Date, as applicable (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date or the Change of Control Repurchase Calculation Date, as applicable, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption or repurchase date.

If on the third business day preceding the redemption or repurchase date, H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption or repurchase date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date or the Change of Control Repurchase Calculation Date, as applicable.  If there is no United States Treasury security maturing on the First Call Date or the Change of

Control Repurchase Calculation Date, as applicable, but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date or the Change of Control Repurchase Calculation Date, as applicable, one with a maturity date preceding the First Call Date or the Change of Control Repurchase Calculation Date, as applicable and one with a maturity date following the First Call Date or the Change of Control Repurchase Calculation Date, as applicable, the Company shall select the United States Treasury security with a maturity date preceding the First Call Date or the Change of Control Repurchase Calculation Date, as applicable. If there are two or more United States Treasury securities maturing on the First Call Date or the Change of Control Repurchase Calculation Date, as applicable, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.Rules of Construction. For purposes of this Certificate of Designations:

(a)“or” is not exclusive;

(b)“including” means “including without limitation”;

(c)“will” expresses a command;

(d)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)“herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.The Preferred Stock.

(a)Designation; Par Value. A series of stock of the Company titled the “Series A Preferred Stock” (the “Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of Preferred Stock of the Company. The par value of the Preferred Stock is $0.0001 per share.

(b)Number of Authorized Shares. The total authorized number of shares of Preferred Stock is one hundred sixty thousand (160,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Preferred Stock may be increased or reduced to a number that is not less than the number of shares of Preferred Stock then outstanding.

(c)Form, Dating and Denominations.

(i)Form and Date of Certificates Evidencing Preferred Stock. Each Certificate evidencing any Preferred Stock will (1) be substantially in the form set forth in Exhibit A and (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the depositary.
(ii)Electronic Certificates; Physical Certificates. The Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).
(iii)Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the DGCL, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case, for the issuance of Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.
(iv)Appointment of Depositary. If any Preferred Stock is admitted to the book-

entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designations, each reference in this Certificate of Designations to the delivery of, or payment on, any such Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.
(v)No Bearer Certificates; Denominations. The Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(vi)Registration Numbers. Each Certificate evidencing any share of Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Preferred Stock.
(d)Execution, Countersignature and Delivery.

(i)Due Execution by the Company. At least two (2) duly authorized Officers will sign each Certificate evidencing any Preferred Stock on behalf of the Company by manual, facsimile or electronic signature. The validity of any Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.
(ii)Countersignature by Transfer Agent. No Certificate evidencing any share of Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.
(e)Method of Payment; Delay When Payment Date is Not a Business Day.

(i)Method of Payment.
(1)Electronic Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.
(2)Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:
(A)if the aggregate Liquidation Preference of the Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000.00) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Preferred Stock entitled to such cash Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and
(B)in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(f)Transfer Agent, Registrar and Paying Agent.

(i)Generally. The Company designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”) and (2) payment (the “Paying Agent”). At all times when any Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar and Paying Agent.
(ii)Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Preferred Stock held by each Holder and the transfer, exchange, repurchase and redemption of the Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.
(iii)Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar or Paying Agent.

(iv)If the Company or any of its Subsidiaries acts as Paying Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent; and (2) references in this Certificate of Designations to the Paying Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent for payment or delivery to any Holders or with respect to the Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.
(g)Legends.

(i)Restricted Stock Legend.
(1)Each Certificate evidencing any share of Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)If any share of Preferred Stock is issued in exchange for or in substitution of any other share(s) of Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution.
(ii)Other Legends. The Certificate evidencing any Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Preferred Stock or by any securities exchange or automated quotation system on which such Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.
(iii)Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Preferred Stock evidencing by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(h)Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)Provisions Applicable to All Transfers and Exchanges.
(1)Generally. Subject to this Section 3(h), Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer or exchange of any Preferred Stock, but the Company, the Transfer Agent and the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer (provided, that any such taxes or charges incurred in connection with the original issuance of the Preferred Stock shall be paid and borne by the Company).
(3)No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Preferred Stock must be in an amount representing a whole number of shares of Preferred Stock, and no fractional share of Preferred Stock may be transferred or exchanged.
(4)Legends. Each Certificate evidencing any share of Preferred Stock that is issued upon transfer of, or in exchange for, another share of Preferred Stock will bear each legend, if any, required by Section 3(g).
(5)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(6)Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.
(ii)Transfers and Exchanges of Preferred Stock.
(1)Subject to this Section 3(h), a Holder of any Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Preferred Stock for an equal number of shares of Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.
(2)Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):

(A)such old Certificate will be promptly cancelled pursuant to Section 3(m);
(B)if fewer than all of the shares of Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Preferred Stock and, in the aggregate, evidence a total number of shares of Preferred Stock equal to the number of shares of Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);
(C)in the case of a transfer to a transferee, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Preferred Stock and, in the aggregate, evidence a total number of shares of Preferred Stock equal to the number of shares of Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and
(D)in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Preferred Stock and, in the aggregate, evidence a total number of shares of Preferred Stock equal to the number of shares of Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).
(iii)Transfers of Shares Subject to Redemption or Repurchase. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Preferred Stock that has been called for Optional Redemption or subject to Mandatory Redemption or a Repurchase Upon Change of Control.
(i)Exchange and Cancellation of Preferred Stock to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption.

(i)Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Change of Control or a Redemption. If fewer than all of the shares of Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) are to be repurchased pursuant to a Repurchase Upon Change of Control, a Mandatory Redemption or an Optional

Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged, pursuant and subject to Section 3(h), for (1) one or more Physical Certificates that each evidence a whole number of shares of Preferred Stock and, in the aggregate, evidence a total number of shares of Preferred Stock equal to the number of shares of Preferred Stock evidenced by such old Physical Certificate that are not to be so repurchased and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Preferred Stock equal to the number of shares of Preferred Stock evidenced by such old Physical Certificate that are to be so repurchased which Physical Certificate will be repurchased pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such repurchase are deemed to cease to be outstanding pursuant to Section 3(o).
(ii)Cancellation of Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption. If shares of Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) are to be repurchased pursuant to a Repurchase Upon Change of Control, a Mandatory Redemption or an Optional Redemption, then, promptly after the later of the time such Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such repurchase, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Preferred Stock and, in the aggregate, evidence a total number of shares of Preferred Stock equal to the number of shares of Preferred Stock evidenced by such old Certificate that are not to be so repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).
(j)Status of Retired or Treasury Shares. Upon any share of Preferred Stock ceasing to be outstanding, such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued share of Preferred Stock of the Company, and such share cannot thereafter be reissued as Preferred Stock.

(k)Replacement Certificates. If a Holder of any Preferred Stock claims that the Certificate(s) evidencing such Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a replacement Certificate evidencing such Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate evidencing Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the

Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.  Every replacement Certificate evidencing Preferred Stock issued pursuant to this Section 3(k) will, upon such replacement, be deemed to be evidence of outstanding Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Preferred Stock then outstanding.

(l)Registered Holders. Only the Holder of any share of Preferred Stock will have rights under this Certificate of Designations as the owner of such share of Preferred Stock.

(m)Cancellation. The Company may at any time deliver Certificates evidencing Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar and the Paying Agent will forward to the Transfer Agent each share of Preferred Stock duly surrendered to them for transfer, exchange or payment. The Company will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(j) and Section 3(o), in determining whether the Holders of the required number of outstanding shares of Preferred Stock have concurred in any direction, waiver or consent, shares of Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o)Outstanding Shares.

(i)Generally. The shares of Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid in full upon their repurchase pursuant to a Repurchase Upon Change of Control, a Mandatory Redemption or an Optional Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(o).
(ii)Replaced Shares. If any Certificate evidencing any share of Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.
(iii)Shares to Be Repurchased Pursuant to a Redemption. If, on the Mandatory Redemption Date or Optional Redemption Date, as applicable, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Mandatory

Redemption Price or Optional Redemption Price, as applicable, due on such date, then (unless there occurs a default in the payment of the Mandatory Redemption Price or Optional Redemption Price, as applicable) (1) the Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Preferred Stock, as such, will terminate with respect to such Preferred Stock, other than the right to receive the Mandatory Redemption Price or Optional Redemption Price, as applicable, as provided in Section 7 (and Dividends as provided in Section 5(d)).
(iv)Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) (1) the Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Preferred Stock, as such, will terminate with respect to such Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 (and Dividends as provided in Section 5(d)).
(p)Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(m) and the next sentence and any rights of Holders pursuant to Section 9, the Company and its Subsidiaries may, from time to time, repurchase Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q)Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation (including this Certificate of Designations) changes the terms of any Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate evidencing such Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a new Certificate evidencing such Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate evidencing any Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.Ranking. The Preferred Stock will rank (a) senior to (i) Dividend Junior Securities with respect to the payment of dividends; and (ii) Liquidation Junior Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Securities with respect to the payment of dividends; and (ii) Liquidation Parity Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Securities with respect to the payment of dividends; and (ii) Liquidation Senior Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.Dividends.

(a)Regular Dividends.

(i)Accumulation and Payment of Regular Dividends. The Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the then Accumulated Liquidation Preference in respect of the Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i) on a compounding basis (the “Compounded Dividends”) thereof (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(b)(i)), such Regular Dividends will be payable quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Preferred Stock will accumulate daily from, and including, the last date on which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date. In the event that:
(1)the Company fails to make (A) any payment when due with respect to the shares of Preferred Stock required hereunder and such failure to pay continues for a period of five (5) days from the date such payment was due, (B) any payment of the Change of Control Repurchase Price in full within five (5) days from the date such payment is due in accordance with Section 8 or (C) any payment of the Mandatory Redemption Price within five (5) days from the date such payment is due in accordance with Section 7 in respect of some or all of the shares of Preferred Stock to be repurchased pursuant to the Repurchase Upon Change of Control or the Mandatory Redemption, as applicable,
(2)a Default or Event of Default under (and as defined in) the Senior Credit Agreement or any indebtedness incurred to refinance such Senior Credit Agreement has occurred and is continuing, or
(3)the shares of Common Stock cease to be listed for trading on any United States national securities exchange,

Dividends shall be paid at the Default Dividend Rate payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the date upon which the event in (1), (2) or (3) occurs through, in case of (1)(A) above, the date the Company pays such unpaid amounts in full, in case of (1)(B) and (1)(C) above, the date but not including the latest of the day upon which the Company pays the Change of Control Repurchase Price or the Mandatory Redemption Price in full in accordance with Section 7 and Section 8, as applicable), in case of (2) above, the date such Default or Event of Default under the Senior Credit Agreement ceases to continue or is remediated, and in case of (3) above, the date the shares of Common Stock are listed for trading on any United States national securities exchange.

(ii)Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Preferred Stock will accrue on the then Accumulated Liquidation Preference (whether or not declared) of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).
(b)Calculation of Regular Dividends.

(i)Generally. Dividends shall not be paid in cash, and, instead the dollar amount (expressed as an amount per share of Preferred Stock) of each Regular Dividend on the Preferred Stock (whether or not declared) that has accumulated on the Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the then Accumulated Liquidation Preference of each share of Preferred Stock outstanding as of such time on a compounding basis. Such addition (if any) will occur automatically, without the need for any action on the part of the Company or any other Person.
(ii)Construction. Any Regular Dividends added to the Accumulated Liquidation Preference of any share of Preferred Stock pursuant to Section 5(b)(i) will be deemed to be “declared” and “paid” on such share of Preferred Stock for all purposes of this Certificate of Designations.
(c)[Reserved].
(d)Treatment of Dividends Upon Redemption or Repurchase Upon Change of Control. If the Mandatory Redemption Date, Optional Redemption Date or Change of Control Repurchase Date (as applicable) of any share of Preferred Stock is after a Record Date for a declared Dividend on the Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Mandatory Redemption, Optional Redemption or Repurchase Upon Change of Control (as applicable) to receive, on or, at the Company’s election, before such Dividend Payment Date, such Dividend on such share.  In addition, if the Mandatory Redemption Date, Optional Redemption Date or Change of Control Repurchase Date (as applicable) of any share of Preferred Stock is after a Regular Dividend Payment Date, then the Holder of such share on such applicable date will be entitled, notwithstanding the related Mandatory Redemption, Optional Redemption or Repurchase Upon Change of Control, as applicable, to receive, on such applicable date the amount of the Regular Dividend accrued since the preceding Regular Dividend Payment Date up through such applicable date (including, without duplication, any Regular Dividend not yet paid or compounded).

Section 6.Rights Upon Liquidation, Dissolution or Winding Up.

(a)Generally. If the Company or any Material Subsidiary liquidates, dissolves or winds up, whether voluntarily or involuntarily (any such event, a “Liquidation Event”), then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Securities, each share of Preferred Stock will entitle the Holder thereof to receive payment for the amount equal to the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any Compounded Dividends) out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Securities.

Upon payment of such amount in full on the outstanding Preferred Stock, Holders of the Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Securities, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Securities, such assets or funds will be distributed ratably on the outstanding shares of Preferred Stock and Liquidation Parity Securities in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
Section 7.Redemption By The Company.
(a)Mandatory Redemption Upon the Exercise of Majority Holders’ Option. Subject to the terms of this Section 7(a), upon exercise by Holders constituting at least a majority of the outstanding shares of the Preferred Stock (the “Majority Holders”) (in their sole and absolute discretion) of their option under Section 7(a)(i) when permitted by Section 7(a)(i), the Company shall repurchase all shares of the Preferred Stock outstanding on the Mandatory Redemption Date (as defined below), out of funds legally available therefor, for a cash purchase price equal to the

Mandatory Redemption Price (the “Mandatory Redemption”).

(i)Mandatory Redemption Date. The redemption date for the Mandatory Redemption shall not occur until and unless the Majority Holders exercise their option (in their sole and absolute discretion) when permitted by this Section 7(a)(i) by providing written notice to the Company. Such a written notice may delivered to the Company only: (x) on any Business Day that is 91 or more days after the maturity of the term loan in the Senior Credit Agreement as in effect on the Initial Issue Date or (y) on any Business Day that is on or after the date that any Material Indebtedness is accelerated pursuant to the terms thereof (the “Mandatory Redemption Date”).
(ii)Mandatory Redemption Price. The Mandatory Redemption Price for each share of Preferred Stock to be repurchased pursuant to the Mandatory Redemption is an amount in cash equal to the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any Compounded Dividends).
(iii)Payment of the Mandatory Redemption Price. The Company will cause the Mandatory Redemption Price for each share of Preferred Stock subject to Mandatory Redemption to be paid to the Holder thereof on or before the Mandatory Redemption Date.
(b)Optional Redemption. Subject to the terms of this Section 7(b), the Company has the right, at its election, to repurchase, by irrevocable, written notice to each Holder, all or any portion (but in no less than $5,000,000 increments based on the Accumulated Liquidation Preference as of the date of the Redemption Notice (or such lesser amount to the extent the Redemption Notice relates to all of the outstanding shares of the Preferred Stock)) of the then-outstanding shares of Preferred Stock, at any time, on an Optional Redemption Date, out of funds legally available therefor, for a cash purchase price equal to the Optional Redemption Price (each such redemption, an “Optional Redemption”).
(i)Optional Redemption Date. The Optional Redemption Date for any Optional Redemption will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Redemption Notice Date for such Optional Redemption.
(ii)Optional Redemption Price. The Optional Redemption Price for any share of Preferred Stock to be repurchased pursuant to an Optional Redemption is an amount in cash equal to:
(1)if the Optional Redemption Date is on or after the First Call Date, (x) the Liquidation Preference (including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i), plus any accrued and unpaid dividends in respect of the Preferred Stock to the extent not already added to the Liquidation Preference, whether or not declared) of such share at the Close of Business on the applicable Optional Redemption Date multiplied by

(y) the Applicable Additional Amount.

For purposes of this Section 7(b)(ii)(1), “Applicable Additional Amount” means (x) for an Optional Redemption Date occurring on or after the First Call Date and prior to the fourth anniversary of the Initial Issue Date, an amount equal to 102.25% or (y) for an Optional Redemption Date occurring on or after the fourth anniversary of the Initial Issue Date, an amount equal to 100%.

(2)if the Optional Redemption Date is prior to the First Call Date, (x) the Liquidation Preference (including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i), plus any accrued and unpaid dividends in respect of the Preferred Stock to the extent not already added to the Liquidation Preference, whether or not declared) of such share at the Close of Business on the applicable Optional Redemption Date (the “Optional Redemption Date Liquidation Preference”) plus (y) the Make-Whole Premium.

For purposes of this Section 7(b)(ii)(2), “Make-Whole Premium” means an amount equal to the excess, if any, of (a) the present value (computed using a discount rate equal to the Treasury Rate as of such Optional Redemption Date plus 50 basis points, discounted quarterly) of the Optional Redemption Price of such Preferred Stock at the Close of Business on the First Call Date (calculated in accordance with Section 7(b)(ii)(1)) over (b) the Optional Redemption Date Liquidation Preference. For purposes of calculating the Make-Whole Premium, Dividends will be deemed to accrue and compound at the Regular Dividend Rate in effect on the Redemption Notice Date for such Optional Redemption.

(iii)Payment of the Optional Redemption Price. The Company will cause the Optional Redemption Price for each share of Preferred Stock subject to Optional Redemption to be paid to the Holder thereof on or before the applicable Optional Redemption Date.
(iv)Partial Optional Redemption. In case of Optional Redemption of less than all then-outstanding shares of Preferred Stock, the shares to be redeemed by the Company shall be allocated among all Holders pro rata on the basis of the aggregate Accumulated Liquidation Preference of the shares of Preferred Stock owned by each such Holder.
(c)Redemption Notice. To call any share of Preferred Stock for Mandatory Redemption or Optional Redemption, the Company must send to the Holder of the Preferred Stock a notice of such redemption (a “Redemption Notice”), which Redemption Notice must state:
(i)that such share has been called for Optional Redemption or is subject to Mandatory Redemption;
(ii)the Optional Redemption Date or the Mandatory Redemption Date, as applicable;
(iii)in case of an Optional Redemption, the aggregate number of shares subject to Optional Redemption;
(iv)in case of an Optional Redemption, the number of such Holder’s shares subject to Optional Redemption;
(v)the Optional Redemption Price or Mandatory Redemption Price, as applicable, per share of Preferred Stock, including reasonable detail of the calculation thereof;
(vi)if the Optional Redemption Date or Mandatory Redemption Date, as applicable, is after a Record Date for a declared Dividend on the Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d); and
(vii)the name and address of the Transfer Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent.

Section 8.Repurchase Upon Change of Control; Funds Legally Available For Payment.

(a)Repurchase Upon Change of Control. Subject to the terms of this Section 8, if a Change of Control occurs, then the Company shall repurchase all shares of Preferred Stock outstanding on the Change of Control Repurchase Date, out of funds legally available therefor, for a cash purchase price equal to the Change of Control Repurchase Price.

(b)Funds Legally Available for Payment of Change of Control Repurchase Price or Redemption Price; Covenant Not to Take Certain Actions. If the Company does not have sufficient funds legally available to pay the Change of Control Repurchase Price, the Mandatory Redemption Price or the Optional Redemption Price, as applicable, with respect to all shares of Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Change of Control, Mandatory Redemption or Optional Redemption, as applicable, then the Company shall (1) pay the maximum amount of such Change of Control Repurchase Price, Mandatory Redemption Price or Optional Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control, Mandatory Redemption or Optional Redemption; and (2) purchase any shares of Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Repurchase Price, Mandatory Redemption Price or Optional Redemption Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such shares of Preferred Stock. For the avoidance of doubt, payment of any such Change of Control Repurchase Price or the Mandatory Redemption Price shall be subject to (x) prior or concurrent repayment of the Obligations (as defined in the Senior Credit Agreement) of the Company and its Subsidiaries under the Senior Credit Agreement and indebtedness of the Company and its Subsidiaries in respect of any Permitted Alternative Incremental Facilities Debt

(as defined in the Senior Credit Agreement) and (y) prior or concurrent repayment of any other indebtedness of the Company and its Subsidiaries if required under the terms thereof. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law.  Notwithstanding the foregoing, in the event a Change of Control occurs at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Preferred Stock subject to the Repurchase Upon Change of Control, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 8.  The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company in good faith believes that it will have sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Preferred Stock then outstanding.

(c)Change of Control Repurchase Date. The Change of Control Repurchase Date for any Change of Control will be a Business Day of the Company’s choosing that is no later than the anticipated effective date of such Change of Control (subject to extension by the Company in the event of a change of the anticipated effective date of such Change of Control).

(d)Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Preferred Stock to be repurchased upon a Repurchase Upon Change of Control following a Change of Control is an amount in cash equal to:

(i)the Liquidation Preference (including, for the avoidance of doubt, any Compounded Dividends, plus any accrued and unpaid dividends in respect of the Preferred Stock to the extent not already added to the Liquidation Preference, whether or not declared) of such share at the Close of Business on the Change of Control Repurchase Date for such Change of Control (the “Change of Control Repurchase Date Liquidation Preference”); plus
(ii)if the Change of Control Repurchase Date occurs prior to the fourth anniversary of the Initial Issue Date (the “Change of Control Repurchase Calculation Date”), an amount equal to the excess, if any, of (a) the present value (computed using a discount rate equal to the Treasury Rate as of such Change of Control Repurchase Date plus 50 basis points, discounted quarterly) of the Optional Redemption Price of such Preferred Stock at the Close of Business on the Change of Control Repurchase Calculation Date over (b) the Change of Control Repurchase Date Liquidation Preference. For purposes of calculating the amount pursuant to this Section 8(d)(ii), Dividends will be deemed to accrue at the Regular Dividend Rate in effect on the date of the Final Change of Control Notice for such Repurchase Upon Change of Control and it will be assumed that Dividends are compounded quarterly and added to the Accumulated Liquidation Preference.
(e)Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed) (the “Initial Change of Control Notice”).
(f)Final Change of Control Notice. If a Change of Control occurs, on or before the fifth (5th) Business Day prior to the anticipated effective date of a Change of Control, the Company will send to each Holder a notice of such Change of Control (a “Final Change of Control Notice”). To the extent not specific in the Initial Change of Control Notice, such Final Change of Control Notice must state:

(i)briefly, the events causing such Change of Control;
(ii)the anticipated effective date of such Change of Control;
(iii)the Change of Control Repurchase Date for such Change of Control;
(iv)the Change of Control Repurchase Price per share of Preferred Stock, including reasonable detail of the calculation thereof;
(v)if the Change of Control Repurchase Date is after a Record Date for a declared Dividend on the Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d); and
(vi)the name and address of the Transfer Agent.
(g)Third Party May Make Repurchase Upon Change of Control In Lieu of Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if one or more third parties conduct any Repurchase Upon Change of Control and related repurchase Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company.

(h)Payment of the Change of Control Repurchase Price. Subject to Section 8(b), the Company will cause the Change of Control Repurchase Price for each share of Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the applicable Change of Control Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date the Physical Certificate evidencing such share is delivered to the Paying Agent).

(i)Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the Repurchase Upon Change of Control in a manner that is consistent with, and gives effect to, this Section 8 and (ii) the acquiring or surviving Person in such Change of Control represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any contemplated debt or equity financing (subject to applicable terms and conditions thereof), available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment the Change of Control Repurchase Price in respect of shares of Preferred Stock pursuant to this Section 8.
Section 9.Voting Rights. The Preferred Stock will have no voting rights except as set forth in this Section 9 or as otherwise provided in the Certificate of Incorporation or required by the DGCL.

(a)Voting and Consent Rights with Respect to Specified Matters.

(i)Generally. Subject to the other provisions of this Section 9(a), each following event will require, and cannot be effected without, the affirmative vote or consent of the Majority Holders:
(1)any amendment, modification or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws whether by merger or otherwise that adversely affects the Dividend Rights or Liquidation Rights (other than an amendment, modification or repeal permitted by Section 9(a)(ii));
(2)any issuances by the Company (including refinancings or exchanges) of (i) shares of, or other securities convertible into, Dividend Parity Securities, Liquidation Parity Securities, Dividend Senior Securities or Liquidation Senior Securities or (ii) Dividend Junior Securities or Liquidation Junior Securities to the extent such Dividend Junior Securities or Liquidation Junior Securities bear liquidity rights adversely affecting the Dividend Rights or Liquidation Rights;
(3)any issuances by any Subsidiary of equity interests or other securities convertible into equity interests of a Subsidiary for the purpose of a capital-raising transaction designed to effectuate a structurally senior equity security to the Preferred Stock; provided that, so long as no Mandatory Redemption Failure Event shall have occurred and be continuing, any Subsidiary may, without the affirmative vote or consent of  the Majority Holders, (x) issue equity interests or other securities convertible into equity interests of a Subsidiary to the Company or any Wholly Owned Subsidiary of the Company or (y) issue equity interests or other securities convertible into equity interests of a Subsidiary for purposes directly related to the development of new restaurant units, including via joint ventures, strategic alliances, and partnerships, provided that any assets contributed by the Company or its Subsidiaries to such joint ventures, strategic alliances, and partnerships pursuant to this clause (y) shall be assets of such new restaurant unit and not, for the avoidance of doubt, assets relating to existing operations;
(4)the Company or any of its Subsidiaries, directly or indirectly, creating, incurring, issuing, assuming, guarantying or otherwise becoming liable, contingently or otherwise, with respect to any indebtedness for borrowed money (“Indebtedness”); provided that, so long as no Mandatory Redemption Failure Event shall have occurred and be continuing:
(A)prior to an Investor Transfer Event, without the affirmative vote or consent of the Majority Holders, the Company and/or any of its Subsidiaries may incur Indebtedness if (i) such Indebtedness is incurred pursuant to the term loan facility and revolving facility available under the Senior Credit Agreement (as in effect on the Initial Issuance Date and without giving effect to any incremental term loans or other additional facilities) or (ii) in an amount that would result in the Company having, immediately following the incurrence of such Indebtedness and all related transactions, a Net Leverage Ratio (as defined in the Senior Credit Agreement) of 2.75x or less (with amounts outstanding under any revolving loan facility being included as leverage for this purpose); provided, further, however, that the Company and/or any of its Subsidiaries may incur any further Indebtedness to the extent the proceeds from the borrowing are simultaneously used to redeem the Preferred Stock in full in accordance with Section 7; and
(B)following an Investor Transfer Event, without the affirmative vote or consent of the Majority Holders, the Company and/or any of its Subsidiaries may incur any Indebtedness permitted by the terms of the Senior Credit Agreement (as in effect on the Initial Issue Date); provided, further, however, that the Company and/or any of its Subsidiaries may incur any further Indebtedness to the extent the proceeds from the borrowing are simultaneously used to redeem the Preferred Stock in full in accordance with Section 7;
(5)any dividends or distributions upon, or redemptions, repurchases or other acquisitions of, shares of Capital Stock of the Company (other than the payment of dividends on the Preferred Stock or pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company) (“Distributions”); provided that, so long as no Mandatory Redemption Failure Event shall have occurred and be continuing, the Company and/or any of its Subsidiaries may, without the affirmative vote or consent of the Majority Holders: (I) make Distributions that in the aggregate taken together with all other restricted payments made pursuant to this clause (5)(I) do not exceed $10,000,000, (II) make Distributions that in the aggregate taken together with all other restricted payments made pursuant to this clause (5)(II) do not exceed $5,000,000 so long as after giving effect to any such Distributions pursuant to this clause (5)(II) and any related transactions the Company’s total liquidity (defined as aggregate unrestricted cash and undrawn amounts then available for borrowing under the Company’s revolving credit facilities) exceeds $60,000,000; (III) make Distributions that in the aggregate taken together with all other restricted payments made pursuant to this clause (5)(III) do not exceed $5,000,000 so long as after giving effect to any such Distributions pursuant to this clause (5)(III) and any related transactions, the Company has a Net Leverage Ratio of 1.50x or less; and/or (IV) make any Distributions so long as (i) after giving effect to any such Distributions pursuant to this clause (5)(IV) and any related transactions, (a) the Company has a Net Leverage Ratio of 1.50x or less and (b) the Company’s total liquidity (defined as aggregate unrestricted cash and undrawn amounts then available for borrowing under the Company’s revolving credit facilities) exceeds $60,000,000 and (ii) concurrently with any such Distributions pursuant to this clause (5)(IV), the Company uses an amount of cash equal to such Distribution to redeem Preferred Stock pursuant to Section 7(b);
(6)any arrangement or transaction between the Company and its Subsidiaries, on the one hand, and any Affiliate of the Company or any of its Subsidiaries, on the other hand (such arrangement or transactions, “Affiliate Transactions”); provided that, so long as no Mandatory Redemption Failure Event shall have occurred and be continuing, the Company and/or any of its Subsidiaries may, without the affirmative vote or consent of the Majority Holders, enter into (I) any Affiliate Transaction having a value in less than $1,000,000, (II) any such arrangement or transaction on arm’s-length terms that has been approved by a majority of the Company’s disinterested directors, (III) any ordinary course compensatory matter that has been approved by a majority of the Company’s disinterested directors or by the compensation committee of the Board of Directors or (IV) any ordinary course transaction with a Consolidated Non-Wholly Owned Subsidiary for bona fide business purposes;
(7)any voluntary dissolution, liquidation, bankruptcy or winding up of the Company or any Material Subsidiary (unless such Material Subsidiary’s assets are distributed only to the Company or a Wholly Owned Subsidiary of the Company in such liquidation or dissolution); and
(8)any acquisition, sale, disposition, investment or similar transaction (whether of an entity, business, equity interests or assets) by the Company or any of its Subsidiaries, directly or indirectly, and whether in a single transaction or series or related transactions, provided that, so long as no Mandatory Redemption Failure Event shall have occurred and be continuing, the Company and/or any of its Subsidiaries may:
(A)prior to an Investor Transfer Event, without the affirmative vote or consent of the Majority Holders, enter into such transaction if (i) the total consideration (including any contingent consideration and in each case whether in the form of cash, indebtedness, equity interests, other securities or other assets and treating the assumption of liabilities as consideration) does not exceed $25,000,000 or (ii) the Company would have, immediately following such transaction and any related transactions, a Net Leverage Ratio of 1.50x or less; provided, further, that the Majority Holders shall consider in good faith any requests for transactions in excess of the thresholds contemplated on this clause (A) with any such approval to be made in the Majority Holders’ sole discretion; and
(B)following an Investor Transfer Event, without the affirmative vote or consent of the Majority Holders, enter into such transaction if permitted under the terms of the Senior Credit Agreement (as in effect on the Initial Issue Date).

provided, however, that the taking of any action in contravention with any of the above consent rights shall be ultra vires and void ab initio; provided further, that each of the following will not require any vote or consent pursuant to Section 9(a)(i)(1) and Section 9(a)(i)(2):

(I)any increase in the number of the authorized but unissued shares of the Company’s undesignated Preferred Stock;

(II)any increase in the number of authorized shares of Preferred Stock as necessary with respect to issuances of shares of Preferred Stock in respect of Preferred Stock that was issued on the Initial Issue Date; and

(III)the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock that is both Dividend Junior Securities and Liquidation Junior Securities to the extent that such securities do not bear liquidity rights adversely affecting the rights, preferences or privileges of the Preferred Stock.

(ii)Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Company may amend, modify or repeal any of the terms of the Preferred Stock without the vote or consent of any Holder to amend or correct this Certificate of Designations to cure any ambiguity or correct any omission, defect or inconsistency; provided, for the avoidance of doubt, that such amendment is not adverse to any Holder in any respect.
(iii)Sacred Rights. Notwithstanding anything to the contrary in Section 9(a)(i) and Section 9(a)(ii), no amendment, modification, supplement or waiver (in each case, including by merger, consolidation or otherwise) of the following terms of this Certificate of Designations or of the following preferences, powers or rights of the Preferred Stock shall be made or given effect to bind and be effective with respect to all of the Preferred Stock then outstanding without the affirmative vote or consent of each Holder of the shares of Preferred Stock outstanding at such time, voting together as a separate class, whether or not such approval is required pursuant to the DGCL: (i) the definitions of Regular Dividend Rate, Default Dividend, Default Dividend Rate, Dividend Payment Date, Liquidation

Preference, Mandatory Redemption, Mandatory Redemption Date, Mandatory Redemption Price, Optional Redemption, Optional Redemption Date, Optional Redemption Price and Change of Control; (ii) Section 5(a), Section 7 or Section 8; or (iii) the Mandatory Redemption Price or the Change of Control Repurchase Price, as applicable, of any such share of Preferred Stock or delay the timing or change the method of payment with respect thereto.
(b)Certain Actions. Any actions taken by the Company or its Subsidiaries during the period from the execution and delivery of the Investment Agreement through and including the Initial Issue Date shall be deemed for all purposes hereunder to have occurred immediately following the issuance of the Preferred Stock, including for the purpose of calculation of the capacity available under any clause of Section 9(a).

(c)Procedures for Voting and Consents.

(i)Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election.
(ii)Voting Power of the Preferred Stock. Each share of Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the Holders of the Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
(iii)Written Consent in Lieu of Meeting. Notwithstanding anything to the contrary otherwise set forth in the Certificate of Incorporation, the Bylaws or otherwise, a consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained in writing without a meeting.
Section 10.[Reserved].

Section 11.Investment Agreement. With respect to the shares of Preferred Stock held by the Investor Parties (as defined in the Investment Agreement), the Company and the Board of Directors incorporate by reference any and all provisions in the Investment Agreement that may be construed to limit in any way the primacy of the Board of Directors under Delaware law, including but not limited to Section 5.09 of the Investment Agreement. Such limitations shall apply so long as the Investment Agreement is in effect. For the avoidance of doubt, for purposes of Section 8.1 of the Certificate of Incorporation, references therein to “director” shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation, as supplemented by this Certificate of Designation, in accordance with § 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by the DGCL. The taking of any action in contravention with the Company’s obligations under the Investment Agreement shall be ultra vires and void ab initio.

Section 12.Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or certificates evidencing such shares.

Section 13.Term. Except as expressly provided in this Certificate of Designations, the shares of Preferred Stock shall not be redeemable or otherwise mature and the term of the Preferred Stock shall be perpetual.

Section 14.Calculations.

(a)Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Preferred Stock, including determinations of the Treasury Rate and accumulated Regular Dividends, whether or not declared, on the Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

Section 15.Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service. Any notice hereunder to the Company shall be delivered to the address of the Company’s principal executive offices as stated in its then-most recent current, periodic or annual report filed with the SEC under the Exchange Act and shall be addressed to the Company, attn: Chief Executive Officer (unless otherwise indicated by the Company in a written notice to the Holders).

Section 16.Facts Ascertainable.  When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor.  The Secretary of the Company shall also maintain a written record of the Initial Issue Date, the number of shares of Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 17.Waiver.  Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Preferred Stock granted hereunder may be waived as to all shares of Preferred Stock (and the Holders thereof) upon the vote or written consent of the Majority Holders.

Section 18.Severability.  If any term of the Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19. No Other Rights. The Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations (including under the Investment Agreement pursuant to Section 11) or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

The ONE Group Hospitality, Inc.

By:

Name:

Title:

[Signature Page to Certificate of Designations]

122287377.16 0068288-00026

EXHIBIT A

FORM OF PREFERRED STOCK CERTIFICATE

[Insert Restricted Stock Legend, if applicable]

The ONE Group Hospitality, Inc.

Series A Preferred Stock

Certificate No.[___]

The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

122287377.16 0068288-00026

IN WITNESS WHEREOF, The ONE Group Hospitality, Inc. has caused this instrument to be duly executed as of the date set forth below.

The ONE Group Hospitality, Inc.

Date:  By:

Name:

Title:

Date:  By:

Name:

Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:  By:

Authorized Signatory

The ONE Group Hospitality, Inc.

Series A Preferred Stock

This Certificate evidences duly authorized, issued and outstanding shares of Series A Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.

2.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

The ONE Group Hospitality, Inc.

1624 Market Street, Suite 311
Denver, CO 80202

Attention: Secretary

ASSIGNMENT FORM

The ONE Group Hospitality, Inc.

Series A Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the within Preferred Stock assigns to:

Name:

Address:

Social security or

tax identification

number:

the within Preferred Stock and all rights thereunder irrevocably appoints:

as agent to transfer the within Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:

Name:

Title:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT.  THE COMPANY WILL GIVE TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH INVESTMENT AGREEMENT, AS IN EFFECT ON THE DATE OF THE GIVING OF SUCH COPY, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.